EXHIBIT 99

INVESTOR CONTACT:	MEDIA CONTACT:
Patrick O’Neill	Kathryn Lovik
Treasurer	Director, Communications
763-540-1553	763-540-1212

Tennant Reports Q4 and Full Year Results, Outlines 2006 Guidance

Record-breaking net sales levels for both quarter and full year.
Q4 and full year 2005 net sales up 9 percent year-over-year.
Q4 diluted EPS up 6 percent; full year 2005 diluted EPS up 73 percent.

MINNEAPOLIS, Minn., February 21, 2006-Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world, today reported net earnings of $6.4 million, or $0.70 per diluted share, on net sales of $152 million for its fourth quarter ended December 31, 2005. Net earnings for the period included expenses of approximately $0.7 million after tax related to senior management transition costs.

        The company’s fourth quarter performance compares to net earnings of $6.1 million, or $0.66 per diluted share, on net sales of $139.4 million in the fourth quarter of 2004. The company’s reported results for the fourth quarter of 2004 included an unusual benefit of $0.3 million after tax, or $0.03 per diluted share, resulting from a change in an estimated severance accrual originally recorded in the third quarter of 2004. Excluding this benefit, the company’s net earnings for the fourth quarter of 2004 totaled $5.8 million, or $0.63 per diluted share.

        For the full year ended December 31, 2005, Tennant reported net earnings of $22.9 million, or $2.52 per diluted share, on net sales of $552.9 million. The company’s 2005 performance compares to net earnings of $13.4 million, or $1.46 per diluted share, on net sales of $507.8 million in 2004. The company’s 2004 results included a net severance charge of $1.5 million after tax, or $0.16 per diluted share. Excluding this charge, net earnings for 2004 totaled $14.9 million, or $1.62 per diluted share.

        “I am pleased with our performance in the fourth quarter as our new products and expanded market coverage continue to deliver top-line growth while our lean and cost-saving initiatives drive leverage to the bottom line,” said Chris Killingstad, Tennant Company’s president and chief executive officer.

        “In 2005, we were able to deliver on our strategic financial goals of double-digit EPS growth and mid to upper single-digit revenue growth, and we are solidly tracking toward our goal of 9.5 percent operating margins. We are starting to demonstrate the scalability of our business model,” Killingstad added.

2—Tennant Reports Fourth Quarter and Full Year Results

Review of Results
        Tennant’s consolidated net sales for the 2005 fourth quarter increased 9 percent on top of a 2004 fourth quarter that grew 16.2 percent. The 2005 results are driven by new products, organic growth and price increases. New products, in particular T-Series scrubbers and the company’s ReadySpace® carpet care offerings, continue to contribute significantly to sales growth and have now been in the marketplace one full year. Unfavorable foreign currency exchange effects reduced net sales in the 2005 fourth quarter by approximately 2 percent. For the year, consolidated net sales increased 8.9 percent compared with 2004, with foreign currency exchange having a negligible impact for the full year.

        In North America, 2005 fourth quarter net sales totaled $101 million, up 10.4 percent from the 2004 fourth quarter. Equipment sales increased at a double-digit rate. “I am particularly pleased with our performance in North America in the fourth quarter 2005 especially compared to an already strong performance in the fourth quarter 2004,” said Killingstad, who also noted that the majority of the new products were introduced in the second half of 2004. For the year, net sales in North America totaled $370.1 million, up 8.2 percent from 2004.

        In Europe, fourth quarter net sales totaled $36 million, up 9.4 percent compared with the 2004 fourth quarter. New products, price increases, expanded market coverage and a large order to a new customer drove the near double-digit growth in net sales. “These results are particularly impressive when you view them in light of unfavorable foreign currency fluctuations,” continued Killingstad. Unfavorable foreign currency exchange effects reduced 2005 fourth quarter net sales growth in Europe by approximately 9 percent. For the year, net sales in Europe increased 10.4 percent to $126.9 million. Unfavorable foreign currency exchange effects reduced net sales in Europe by 1 percent for 2005.

        In Tennant’s other international markets, fourth quarter net sales of $15 million were flat compared to the fourth quarter 2004. The fourth quarter 2005 included an unfavorable foreign currency effect of approximately 3 percent on net sales. For the year, sales to other international markets totaled $55.9 million, up 9.6 percent compared with 2004, with favorable foreign currency exchange effects adding about 1 percent to net sales.

        Fourth quarter gross margin totaled 41.6 percent, a 140 basis point improvement from the prior year. Gross margins continue to benefit from ongoing cost-reduction actions, including lean manufacturing initiatives and the 2004 workforce reduction, as well as selling price increases and favorable sales mix. Gross margin improvement was partially offset by higher production costs in the company’s manufacturing plants, higher material costs and unfavorable foreign currency exchange effects.

        Operating profit for the 2005 fourth quarter totaled $9.4 million compared with reported operating profit of $8.7 million in the 2004 fourth quarter, which included a $0.3 million unusual benefit for an estimated severance accrual originally recorded in the company’s third quarter of 2004. Operating profit for the 2005 fourth quarter rose 12 percent compared with the 2004 fourth quarter excluding the unusual benefit.

3—Tennant Reports Fourth Quarter and Full Year Results

        While fourth quarter operating profit was favorably impacted by sales growth and gross margin improvement, it was partially offset by continued investments in research and development, higher performance-based incentive compensation, senior management transition costs and increases in other selling and service expenses. For 2005, operating profit rose 64 percent to $34.9 million, from $21.3 million in 2004 (or $23.6 million excluding the 2004 third quarter workforce reduction charge). “Increased operating profits continue to be driven by sales growth, efficiency gains in manufacturing, lower logistics costs, global procurement and other cost-reduction activities,” continued Killingstad.

Business Outlook
        In 2006, Tennant anticipates earnings per diluted share to range from $2.45 to $2.75, including approximately $0.09 to $0.11 per diluted share of stock compensation expense as a result of the adoption of Financial Accounting Standards Board Statement No. 123(R). This outlook also includes approximately $3.6 million pre-tax or $0.35 per diluted share of expense related to the company’s China expansion and previously disclosed global manufacturing footprint rationalization initiative. Excluding the impact of the China expansion and global footprint rationalization expenses, the company anticipates 2006 diluted earnings per share to range from $2.80 to $3.10. This compares to $2.52 of diluted earnings per share in 2005, or an increase of 11 percent to 23 percent, excluding the impact of the expenses described above. In connection with the manufacturing footprint rationalization, the company anticipates selling its Maple Grove, Minn., facility. While the company cannot estimate the impact of selling this facility on 2006 results because of the uncertainty of the transaction price and timing, the company anticipates a substantial gain on the sale.

        “I believe we are well positioned for 2006 and on track to achieve the top and bottom-line objectives that we have previously outlined. The combination of our China expansion project, our global footprint rationalization initiative, continued traction from new products, our expanding market coverage and our ongoing emphasis to increase operating efficiencies has set the stage for success in 2006 and beyond,” concluded Killingstad.

Company Profile
        Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; and coatings for protecting, repairing and upgrading concrete floors. Tennant’s global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn., Holland, Mich., Uden, The Netherlands and Northampton, United Kingdom and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

        This news release contains statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: the potential for soft markets in certain regions, including North America, Asia, Latin America and Europe; geo-political and economic uncertainty throughout the world; changes in laws and

4—Tennant Reports Fourth Quarter and Full Year Results

regulations, including changes in accounting standards and taxation changes, such as the effects of the American Jobs Creation Act of 2004 and the adoption of FAS 123(R), including the timing and method of stock option exercises; inflationary pressures; the potential for increased competition in our business; the relative strength of the U.S. dollar, which affects the cost of our products sold internationally; fluctuations in the cost or availability of materials; the success and timing of new products; our ability to achieve projections of future financial and operating results; our ability to transition management smoothly into new senior leadership roles; successful integration of acquisitions; the ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; the ability to achieve the anticipated global sourcing cost reductions; unforeseen product quality problems; the effects of litigation, including threatened or pending litigation; our ability to sell our Maple Grove, Minn., plant and benefit from production reallocation plans including from our manufacturing plant in China; and our plans for growth. We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant’s results, please see the company’s Securities and Exchange Commission filings.

        We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider that any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

        Tennant will host a conference call to discuss its quarterly results today, February 21, 2006, at 10:00 a.m. Central Time. The conference call will be available via webcast on the investor portion of Tennant’s Web site. To listen to the call live on the Web, go to www.tennantco.com at least 15 minutes before the scheduled start time and, if necessary, download and install audio software. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

FINANCIAL TABLES FOLLOW

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)

	Three Months Ended December 31
	2005	2004
	Reported	Reported	Unusual Items	Excluding Unusual Items
Net sales	$152.0	$139.4	$—	$139.4
Cost of sales	88.7	83.4	—	83.4

Gross profit	63.3	56.0	—	56.0

Gross margin	41.6%	40.2%		40.2%

Research and development expenses	5.4	4.5	—	4.5
Selling and administrative expenses	48.5	42.8	(0.3)	43.1

Total operating expenses	53.9	47.3	(0.3)	47.6

Profit (loss) from operations	9.4	8.7	0.3	8.4
Operating margin	6.2%	6.2%		6.0%

Interest income, net	0.3	0.1	—	0.1
Other income (expense)	(0.2)	0.6	—	0.6

Earnings (loss) before income taxes	9.5	9.4	0.3	9.1
Income tax expense (benefit)	3.1	3.3	—	3.3

Net earnings (loss)	$6.4	$6.1	$0.3	$5.8

Basic EPS	$0.71	$0.68	$0.03	$0.65

Diluted EPS	$0.70	$0.66	$0.03	$0.63

Average number of diluted shares	9.25	9.15		9.15

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TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)

	Twelve Months Ended December 31
	2005	2004
	Reported	Reported	Unusual Items	Excluding Unusual Items
Net sales	$552.9	$507.8	$—	$507.8
Cost of sales	317.9	305.3	—	305.3

Gross profit	235.0	202.5	—	202.5

Gross margin	42.5%	39.9%		39.9%

Research and development expenses	19.4	17.2	—	17.2
Selling and administrative expenses	180.7	164.0	2.3	161.7

Total operating expenses	200.1	181.2	2.3	178.9

Profit (loss) from operations	34.9	21.3	(2.3)	23.6
Operating margin	6.3%	4.2%		4.6%

Interest income, net	1.1	0.3	—	0.3
Other income (expense)	(1.0)	(0.2)	—	(0.2)

Earnings (loss) before income taxes	35.0	21.4	(2.3)	23.7
Income tax expense (benefit)	12.1	8.0	(0.8)	8.8

Net earnings (loss)	$22.9	$13.4	$(1.5)	$14.9

Basic EPS	$2.55	$1.49	$(0.16)	$1.65

Diluted EPS	$2.52	$1.46	$(0.16)	$1.62

Average number of diluted shares	9.10	9.15		9.15

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TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

(In millions)

	2005	2004
	Dec. 31	Dec. 31
ASSETS

Cash, cash equivalents and short-term investments	$41.3	$22.9
Net receivables	105.9	97.5
Inventories	52.7	55.9
Deferred income taxes and other current assets	11.7	12.3

Total current assets	211.6	188.6

Net property, plant, and equipment	72.6	69.1
Deferred income taxes, long-term portion	1.5	0.1
Goodwill and other intangible assets	23.8	25.0
Other assets	2.0	3.0

Total assets	$311.5	$285.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current debt	$2.2	$7.7
Accounts payable, accrued expenses and deferred revenue	86.8	74.2

Total current liabilities	89.0	81.9

Long-term debt	1.6	1.0
Long-term deferred taxes	—	0.5
Long-term employee benefits	27.8	28.4
Shareholders’ equity	193.1	174.0

Total liabilities and shareholders’ equity	$311.5	$285.8

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)

	Three Months Ended December 31			Twelve Months Ended December 31
	2005	2004	% of Change	2005	2004	% of Change
North America	$101.0	$91.5	10.4%	$370.1	$341.9	8.2%
Europe	36.0	32.9	9.4	126.9	114.9	10.4
Other International	15.0	15.0	—	55.9	51.0	9.6

Total	$152.0	$139.4	9.0%	$552.9	$507.8	8.9%

(1)    Net of intercompany sales.

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TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Twelve Months Ended December 31
	2005	2004
CASH FLOWS RELATED TO OPERATING ACTIVITIES:
Net earnings	$22.9	$13.4
Adjustments to net earnings to arrive at operating cash flows:
Depreciation and amortization	13.0	13.0
Deferred tax expense	(0.4)	1.3
Changes in operating assets and liabilities:
Accounts receivable	(8.6)	(11.0)
Inventory	—	3.7
Accounts payable, accrued expenses and deferred revenue	15.0	11.7
Other current/noncurrent assets and liabilities	(1.9)	2.5
Other, net	4.3	2.1

Net cash flows related to operating activities	44.3	36.7

CASH FLOWS RELATED TO INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(20.9)	(21.1)
Acquisition of Walter Broadley, net	—	(6.5)
Purchases of short-term investments	—	(14.0)
Sale of short-term investments	6.1	7.9
Proceeds from disposals of property, plant and equipment	3.0	1.6

Net cash flows related to investing activities	(11.8)	(32.1)

CASH FLOWS RELATED TO FINANCING ACTIVITIES:
Net changes in short-term borrowings	—	(1.7)
Payments of long-term debt	(5.9)	—
Payment of assumed Walter Broadley debt	—	(2.5)
Proceeds from employee stock issuances	7.9	1.5
Purchase of common stock	(3.5)	(2.8)
Dividends to shareholders	(7.9)	(7.7)
Principal payment from ESOP	1.3	1.1

Net cash flows related to financing activities	(8.1)	(12.1)

Effect of exchange rates on cash	0.1	(0.3)

Net (decrease) increase in cash and cash equivalents	24.5	(7.8)
Cash and cash equivalents at beginning of year	16.8	24.6

Cash and cash equivalents at end of period	$41.3	$16.8

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